UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2003

TELLIUM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-32743	22-3509099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Crescent Place

Oceanport, New Jersey 07757-0901

(Address of principal executive offices) (Zip Code)

(732) 923-4100

(Registrant’s telephone number, including area code)

Item 5.	Other Events.

On July 28, 2003, Tellium, Inc., a Delaware corporation (“Tellium”), announced that it had entered into an Agreement and Plan of Merger, dated as of July 27, 2003, with Zhone Technologies, Inc., a Delaware corporation, and Zebra Acquisition Corp., a wholly-owned subsidiary of Tellium.

Zhone and Tellium issued a joint press release dated July 28, 2003, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 28, 2003, by and among Tellium, Inc., Zebra Acquisition Corp. and Zhone Technologies, Inc.

99.1	Joint Press Release of Tellium, Inc. and Zhone Technologies, Inc. dated July 28, 2003 regarding the proposed merger.

99.2	Form of Voting Agreement by and among Tellium, Inc., Zebra Acquisition Corp. and certain stockholders of Zhone Technologies, Inc.

99.3	Form of Voting Agreement by and among Zhone Technologies, Inc. and certain stockholders of Tellium, Inc.

99.4	Press Release of Tellium, Inc. issued on July 28, 2003 regarding financial information for Tellium for the quarter ended June 30, 2003.

Item 9.	Regulation FD Disclosure (Item 12 -Disclosure of Results of Operations and Financial Condition)

The following information is being furnished under Item 12 of Form 8-K:

On July 28, 2003, Tellium, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2003. A copy of the press release is furnished as Exhibit 99.4 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLIUM, INC.

Dated: July 28, 2003	By:	/s/ MICHAEL J. LOSCH
	Name:	Michael J. Losch
	Title:	Chief Financial Officer

EXHIBITS

Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of July 28, 2003, by and among Tellium, Inc., Zebra Acquisition Corp. and Zhone Technologies, Inc.

99.1	Joint Press Release of Tellium, Inc. and Zhone Technologies, Inc. dated July 28, 2003 regarding the proposed merger.

99.2	Form of Voting Agreement by and among Tellium, Inc., Zebra Acquisition Corp. and certain stockholders of Zhone Technologies, Inc.

99.3	Form of Voting Agreement by and among Zhone Technologies, Inc. and certain stockholders of Tellium, Inc.

99.4	Press Release of Tellium, Inc. issued on July 28, 2003 regarding financial information for Tellium for the quarter ended June 30, 2003.